SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Oritani Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Oritani Financial Corp.

370 Pascack Road

Township of Washington, New Jersey 07676

March 20, 2008

Dear Fellow Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Oritani Financial Corp. The Special Meeting will be held at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675, on Wednesday, April 22, 2008 at 2:00 p.m. local time.

The enclosed Notice of Special Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Special Meeting.

The business to be conducted at the Special Meeting consists of the approval of the 2007 Equity Incentive Plan. The Board of Directors unanimously recommends a vote “FOR” the approval of the 2007 Equity Incentive Plan.

On behalf of the Board, please indicate your vote by using the enclosed proxy card or by voting by telephone or Internet, even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person, but will assure that your vote is counted. Your vote is important.

Sincerely,

/s/ Kevin J. Lynch
Kevin J. Lynch
Chairman of the Board, President and Chief Executive Officer

Oritani Financial Corp.

370 Pascack Road

Township of Washington, New Jersey 07676

(201) 664-5400

NOTICE OF

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On April 22, 2008

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of Oritani Financial Corp. will be held at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675, on Wednesday, April 22, 2008 at 2:00 p.m. local time.

A proxy statement and proxy card for the Special Meeting are enclosed. The Special Meeting is for the purpose of considering and acting upon:

1.	the approval of the 2007 Equity Incentive Plan; and

2.	the transaction of such other business as may properly come before the Special Meeting, and any adjournments or postponement thereof.

The Board is not aware of any other such business. Any action may be taken on the foregoing proposal at the Special Meeting, including all adjournments thereof. Stockholders of record at the close of business on February 29, 2008 are the stockholders entitled to notice of and to vote at the Special Meeting. A list of stockholders entitled to vote will be available at 370 Pascack Road, Township of Washington, New Jersey 07676 for a period of twenty days prior to the Special Meeting and will also be available for inspection at the Special Meeting.

By Order of the Board of Directors
Oritani Financial Corp.

/s/ Philip M. Wyks
Township of Washington, New Jersey	Philip M. Wyks
March 20, 2008	Corporate Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING. STOCKHOLDERS WHOSE SHARES ARE HELD IN REGISTERED FORM HAVE A CHOICE OF VOTING BY PROXY CARD, TELEPHONE OR THE INTERNET, AS DESCRIBED ON YOUR PROXY CARD. STOCKHOLDERS WHOSE SHARES ARE HELD IN THE NAME OF A BROKER, BANK OR OTHER HOLDER OF RECORD MUST VOTE IN THE MANNER DIRECTED BY SUCH HOLDER. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU. ANY STOCKHOLDER OF RECORD PRESENT AT THE SPECIAL MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE SPECIAL MEETING. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM THE STOCKHOLDER OF RECORD TO VOTE IN PERSON AT THE SPECIAL MEETING.

i

ORITANI FINANCIAL CORP.

PROXY STATEMENT FOR A

2008 SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 22, 2008

GENERAL INFORMATION

This Proxy Statement and accompanying Proxy Card are being furnished to the stockholders of Oritani Financial Corp. (sometimes referred to as the “Company”) in connection with the solicitation of proxies by the Board of Directors of Oritani Financial Corp. for use at a Special Meeting of Stockholders to be held on Wednesday, April 22, 2008, at 2:00 p.m., local time, at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675. The term “Special Meeting,” as used in this Proxy Statement, includes any adjournment or postponement of such meeting.

This Proxy Statement is dated March 20, 2008 and is first being mailed to stockholders on or about March 20, 2008.

The Special Meeting of Stockholders

Date, Time and Place	The Special Meeting of Stockholders will be held on Wednesday, April 22, 2008, at 2:00 p.m., local time, at The Estate at Florentine Gardens located at 97 Rivervale Road, River Vale, New Jersey 07675.

Record Date	February 29, 2008.

Shares Entitled to Vote	40,552,162 shares of Oritani Financial Corp. common stock were outstanding on the Record Date and are entitled to vote at the Special Meeting.

Purpose of the Special Meeting	To consider and vote on the approval of the 2007 Equity Incentive Plan.

Vote Required	The approval of the 2007 Equity Incentive Plan requires the affirmative vote of a majority of the shares present and voting held by shareholders other than Oritani Financial Corp., MHC (“Minority Stockholders”), and by the affirmative vote of a majority of the total shares present and voting, in each case without regard to broker non-votes or proxies marked ABSTAIN. Oritani Financial Corp., MHC (the “Mutual Holding Company”) owns 68.0% of the Company’s outstanding shares of common stock.

Your Board of Directors

Recommends A Vote in Favor of

The Proposals	Your Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the 2007 Equity Incentive Plan.

Oritani Financial Corp.	Oritani Financial Corp., a federally chartered corporation, is the holding company for Oritani Saving Bank, an FDIC-insured, New Jersey-chartered savings bank that operates from its main office and 18 full-service banking offices in northern New Jersey. At December 31, 2007, Oritani Financial Corp. had $1.3 billion in total assets. Our principal executive offices are located at 370 Pascack Road, Township of Washington, New Jersey 07676, and our telephone number is (201) 664-5400.

Oritani Financial Corp. completed its initial public stock offering on January 23, 2007, selling 12,165,649 shares, or 30.0% of its outstanding common stock, including 1,589,644 shares purchased by the Oritani Savings Bank Employee Stock Ownership Plan. Additionally, the Company contributed $1.0 million in cash and issued 811,037 shares of its common stock, or 2.0% of its outstanding shares, to the OritaniSavingsBank Charitable Foundation. Oritani Financial Corp., MHC, a federally chartered mutual holding company, holds 27,575,476 shares, or 68.0%, of the Company’s issued and outstanding shares of common stock.

Who Can Vote

The Board of Directors has fixed February 29, 2008 as the record date for determining the stockholders entitled to receive notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of Oritani Financial Corp. common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Special Meeting. On February 29, 2008, 40,552,162 shares of Oritani Financial Corp. common stock were outstanding and held by approximately 1,570 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Oritani Financial Corp. common stock is necessary to constitute a quorum at the Special Meeting. The presence by proxy of the Mutual Holding Company’s shares of common stock will assure a quorum is present at the Special Meeting.

How Many Votes You Have

Each holder of shares of Oritani Financial Corp. common stock outstanding on February 29, 2008 will be entitled to one vote for each share held of record.

Matters to Be Considered

The purpose of the Special Meeting is to vote on the approval of the 2007 Equity Incentive Plan.

You may be asked to vote upon other matters that may properly be submitted to a vote at the Special Meeting. You also may be asked to vote on a proposal to adjourn or postpone the Special Meeting. Oritani Financial Corp. could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

How to Vote

You may vote your shares by completing and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope or by attending the Special Meeting. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on your Proxy Card. You should complete and return the Proxy Card accompanying this document, or vote using the Internet or telephone voting options, in order to ensure that your vote is counted at the Special Meeting, or at any adjournment or postponement of the Special Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the approval of the 2007 Equity Incentive Plan.

If you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the stockholder of record to vote in person at the Special Meeting. Examples of such documentation include a broker’s statement or letter or other documentation that will confirm your ownership of shares of Oritani Financial Corp. common stock. If you want to vote your shares of Oritani Financial Corp. common stock that are held in street name in person at the Special Meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

The Board of Directors is currently unaware of any other matters that may be presented for consideration at the Special Meeting. If other matters properly come before the Special Meeting, or at any adjournment or postponement of the Special Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies on the Proxy Card in their best judgment.

Participants in Oritani Financial Corp. Benefit Plans

If you are a participant in the Oritani Savings Bank Employee Stock Ownership Plan or another benefit plan through which you own shares of Oritani Financial Corp. common stock, you will have received with this Proxy Statement voting instruction forms with respect to shares you may vote under the plans. Although the trustee or administrator votes all shares held by the plan, each participant may direct the trustee or administrator how to vote the shares of Oritani Financial Corp. common stock allocated to his or her plan account. If you own shares through any of these plans and do not vote, the respective plan trustees or administrators will vote the shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Oritani Financial Corp. common stock is necessary to constitute a quorum at the Special Meeting. The presence by proxy of the Mutual Holding Company’s shares of common stock will assure a quorum is present at the Special Meeting.

The approval of the 2007 Equity Incentive Plan is determined by the affirmative vote of a majority of the shares present and cast by Minority Stockholders, without regard to the broker non-votes and proxies marked “ABSTAIN”, and by a majority of the total shares present and voting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

In the event at the time of the special meeting there are not sufficient votes to approve 2007 Equity Incentive Plan, the special meeting may be adjourned in order to permit the further solicitation of proxies.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Special Meeting. You may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Oritani Financial Corp. prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	using the Internet or telephone voting options explained on the Proxy Card; or

•	voting in person at the Special Meeting; however, simply attending the Special Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Oritani Financial Corp.

370 Pascack Road

Township of Washington, New Jersey 07676

Attention: Philip M. Wyks, Corporate Secretary

If your shares are held in street name, your broker votes your shares and you should follow your broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Oritani Financial Corp. will bear the entire cost of soliciting proxies from you. In addition to the solicitation of proxies by mail, Oritani Financial Corp. will request that banks, brokers and other holders of record send proxies and proxy material to the beneficial owners of Oritani Financial Corp. common stock and secure their voting instructions. Oritani Financial Corp. will reimburse such holders of record for their reasonable expenses in taking those actions. Oritani Financial Corp. retained Georgeson, Inc. to assist Oritani Financial Corp. in soliciting proxies and has agreed to pay them a fee of $7,500 plus reasonable expenses for these services. If necessary, Oritani Financial Corp. may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile or letter.

Recommendation of the Board of Directors

Your Board of Directors unanimously recommends that you vote “FOR” the approval of the 2007 Equity Incentive Plan.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of the issued and outstanding shares of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”). The following table sets forth, as of February 29, 2008, certain information regarding persons who beneficially owned more than five percent of the Company’s issued and outstanding shares of Common Stock:

Name and Address of Beneficial Owners	Number of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding
Oritani Financial Corp., MHC 370 Pascack Road Township of Washington, New Jersey 07676	27,575,476	68.0%

The following table sets forth information about the shares of Oritani Financial Corp. common stock owned by each director, and each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all directors and executive officers as a group, as of February 29, 2008.

Names	Position/Title	Shares Owned (1)	Percent of Class
DIRECTORS
Nicholas Antonaccio	Director	20,487	*
Kevin J. Lynch	Chairman, President and CEO	64,377	*
Michael A. DeBernardi	Lead Director	26,992	*
James J. Doyle, Jr.	Director	50,400	*
Robert S. Hekemian, Jr.	Director	50,241	*
John J. Skelly, Jr.	Director	58,050	*

NAMED EXECUTIVES OFFICERS WHO ARE NOT DIRECTORS
Philip M. Wyks	SVP and Corporate Secretary	10,830	*
John M. Fields, Jr.,	SVP and CFO	24,011	*
Thomas G. Guinan	SVP and Chief Commercial Loan Officer	11,591	* *
Leonard Carlucci	VP - Senior Commercial Lending Officer	1,000	*
All directors and executive officers as a group (10 persons)			*

*	Less than 1%
(1)	Unless otherwise indicated, each person effectively exercises sole, or shared with spouse, voting and dispositive power as to the shares reported.

APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the 2007 Equity Incentive Plan (the “Equity Plan”), to provide officers, employees and directors of the Company and Oritani Savings Bank with additional incentives to promote the growth and performance of the Company. The following is a summary of the material features of the Equity Plan, which is qualified in its entirety by reference to the provisions of the Equity Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the Equity Plan authorizes the issuance of up to 2,781,878 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, and restricted stock awards. No more than 794,823 shares may be issued as restricted stock awards.

The Equity Plan will be administered by the Company’s Compensation and Corporate Governance Committee (the “Committee”). The Committee has full and exclusive power within the limitations set forth in the Equity Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Plan’s purposes; and interpreting and otherwise construing the Equity Plan. The Equity Plan also permits the Board of Directors or the Committee to delegate to one or more officers of the Company the Committee’s power to (i) designate officers and employees who will receive awards, and (ii) determine the number of awards to be received by them.

The Committee may use shares of stock available under the Equity Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

Eligibility

Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the Equity Plan, except that non-employees may not be granted incentive stock options. Non-employee directors may receive in the aggregate up to 30% of the shares reserved for issuance under the Equity Plan.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Plan. Awards may be granted in a combination of incentive and non-statutory stock options, stock appreciation rights or restricted stock awards, as follows.

Stock Options. A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Fair market value for purposes of the Equity Plan means the final sales price of Company’s common stock as reported on the Nasdaq Global Market on the date the option is granted, or if the Company’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s common stock was traded, and without regard to after-hours trading activity. The Committee will determine the fair market value, in accordance with Section 422 of the Internal Revenue Code, if it cannot be determined in the manner described above.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash or with stock of the Company which was owned by the participant for at least six months prior to delivery, or (ii) by reduction in the number of shares deliverable pursuant to the stock option, or (iii) subject to a “cashless exercise” through a third party. Cash may be paid in lieu of any fractional shares under the Equity Plan. Stock options are subject to vesting conditions and restrictions as determined by the Committee.

Stock Appreciation Rights. Stock appreciation rights give the recipient the right to receive a payment in cash, Company common stock, or a combination thereof, of an amount equal to the excess of the fair market value of a specified number of shares of Company common stock on the date of the exercise of the stock appreciation rights over the fair market value of the common stock on the date of grant of the stock appreciation right, as set forth in the recipient’s award agreement.

Stock Awards. Stock awards under the Equity Plan will be granted only in whole shares of common stock. Stock awards will be subject to conditions established by the Committee which are set forth in the award agreement. Any stock award granted under the Equity Plan will be subject to vesting as determined by the Committee. Awards will be evidenced by agreements approved by the Committee, which set forth the terms and conditions of each award.

Prohibition Against Option Repricing. The Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or stock appreciation right previously granted.

Prohibition on Transfer. Generally, all awards, except non-statutory stock options, granted under the Equity Plan will be nontransferable except by will or in accordance with the laws of intestate succession. Stock awards may be transferable pursuant to a qualified domestic relations order. At the Committee’s sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Code and the Exchange Act. During the life of the participant, awards can only be exercised by him or her. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Equity Plan upon the participant’s death.

Exercise Price of Stock Options. In light of the recent decrease in the market prices of mutual holding company stocks in general and the decline in the trading price of the Company’s common stock in particular, the Board has determined that the initial grants of stock options will include an exercise price that will be equal to the greater of $12.50, or the fair market value of the common stock on the date of grant.

Limitation on Awards Under The Equity Plan

The following limits apply to awards under the Equity Plan:

•

the maximum number of shares of stock that may be covered by options or stock appreciation rights that are intended to be “performance-based compensation” under a grant to any one participant in any one calendar year is 496,764 shares;

•

the maximum number of shares of stock that may be stock awards that are intended to be “performance-based compensation” which are granted to any one participant during any calendar year is 198,706 shares;

•

the maximum amount of cash incentive awards or cash settled stock awards that are intended to be “performance-based compensation” payable to any one participant with respect to any calendar year shall equal $3,500,000;

•

the maximum number of shares of stock that may be covered by all stock options and stock appreciation rights granted to non-employee directors as a group is thirty percent of the shares in the aggregate to be covered by stock options or stock appreciation rights granted under the plan; and

•	the maximum number of stock awards that may be granted to non-employee directors as a group is thirty percent of the stock awards in the aggregate to be granted under the plan.

In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing shares limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, if applicable; provided, however, that the Committee may adjust awards to preserve the benefits or potential benefits of the awards, including the prevention of automatic adjustments if appropriate.

Performance Features

Section 162(m) of the Internal Revenue Code. A U.S. income tax deduction for the Company will generally be unavailable for annual compensation in excess of one million dollars ($1,000,000) paid to any of its five most highly compensated officers. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. The Equity Plan is designed so that stock options will be considered performance based compensation. The Committee may designate whether any stock appreciation rights, stock awards or cash incentive awards being granted to any participant are intended to be “performance-based compensation” as that term is used in section 162(m) of the Internal Revenue Code. Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: earnings, financial return ratios, capital, increase in revenue, operating or net cash flows, cash flow return on investment, total stockholder return, market share, net operating income, operating income or net income, debt load reduction, expense management, economic value added, stock price, assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets, liquidity, interest sensitivity gap levels, regulatory compliance or safety and soundness, improvement of financial rating, administrative expenses, achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific targets, such as business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries or business units of the Company or a subsidiary and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be “performance-based compensation” and the establishment of any performance based measures shall be made during the period required by section 162(m) of the Internal Revenue Code.

Vesting of Awards

If the right to become vested in an award under the Equity Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then unless otherwise determined by the Committee and evidenced in an award agreement, the required period of service for full vesting shall not be less than three years for an employee, and not less than one year for a director, subject in either case to acceleration in the event of death, disability, retirement, involuntary termination of employment of service following a change in control, or other enumerated events (which could include, for example, the completion of a second step conversion of the mutual holding company).

Change in Control

Unless otherwise stated in an award agreement, upon the occurrence of an involuntary termination of employment following a Change in Control of the Company, all outstanding options and stock appreciation rights then held by a participant will become fully exercisable and all stock awards shall be fully earned and vested (subject to limitations on performance-based awards). For the purposes of the Equity Plan, a Change in Control occurs when: (a) any person (other than Oritani Financial Corp., MHC), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; (b) the Incumbent Directors (as defined in the Equity Plan) cease, for any reason, to constitute a majority of the Whole Board (as defined in the Equity Plan); or (c) a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is defined as an Excluded Transaction (as defined in the Equity Plan), or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or the Bank is consummated; or (d) a tender offer is made for 25% or more of the outstanding voting securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding voting securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or (e) a Potential Change in Control (as defined in the Equity Plan) occurs, and the Board of Directors determines, pursuant to the vote of a majority of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a Change in Control for the purposes of the Equity Plan.

In the event of a Change in Control, any performance measure attached to an award under the Equity Plan shall be deemed satisfied as of the date of the Change in Control.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Plan or any award granted under the Equity Plan, provided that, other than as provided in the Equity Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Plan related to repricing, materially increase the original number of securities which may be issued under the Equity Plan (other than as provided in the Equity Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Plan without approval of stockholders. Notwithstanding the foregoing, the Board may amend the Equity Plan at any time, retroactively or otherwise, to insure that the Equity Plan complies with current or future law without stockholder approval, and the Board of Directors may unilaterally amend the Equity Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code, and its applicable regulations and guidance.

Duration of Plan

The Equity Plan will become effective upon approval by the stockholders at this special meeting. The Equity Plan will terminate 10 years or, if sooner, when all shares reserved under the Equity Plana have been issued. At any time, the Board of Directors may terminate the Equity Plan. However, any termination of the Equity Plan will not affect outstanding awards.

United States Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the Equity Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the cash received or the fair market value of shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards. A participant who has been granted a stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Plan in the event of a Change in Control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Equity Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, the Company is required to recognize compensation expense on its income statement over the requisite service period based on the grant date fair value of options and other equity-based compensation (such as restricted stock and SARs).

Awards to be Granted

The Board of Directors adopted the 2007 Equity Incentive Plan, and the Compensation Committee intends to meet promptly after stockholder approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors. At the present time, no specific determination has been made as to the allocation of awards.

Required Vote and Recommendation of the Board

In order to approve the 2007 Equity Incentive Plan, the proposal must receive (i) the affirmative vote of the majority of the shares present and voting held by shareholders other than Oritani Financial Corp., MHC, and (ii) by the affirmative vote of a majority of the total shares present and voting, in each case without regard to broker non-votes or proxies marked ABSTAIN.

In the event at the time of the special meeting there are not sufficient votes to approve 2007 Equity Incentive Plan, the special meeting may be adjourned in order to permit the further solicitation of proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

2007 EQUITY INCENTIVE PLAN

Compensation and Corporate Governance Committee.

The Compensation and Corporate Governance Committee, currently consisting of Messrs. Doyle (Chair), Antonaccio, DeBernardi, Hekemian and Skelly, is responsible for human resources policies, salaries and benefits, incentive compensation, executive development and management succession planning. The committee also is responsible for identifying individuals qualified to become board members and recommending a group of nominees for election as directors at each Special Meeting of stockholders, ensuring that the board and its committees have the benefit of qualified and experienced independent directors, and developing a set of corporate governance policies and procedures. Each member of the Compensation and Corporate Governance Committee is independent in accordance with the listing standards of the Nasdaq Stock Market. Our Compensation and Corporate Governance Committee operates under a written charter, which is available at our website at www.oritani.com. The Compensation and Corporate Governance Committee met three times during fiscal year 2007.

Executive Compensation

Compensation and Corporate Governance Committee Interlocks and Insider Participation

Our Compensation and Corporate Governance Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation and Corporate Governance Committee consists of Directors Doyle (Chair), DeBernardi, Antonaccio, Hekemian and Skelly. None of these individuals was an officer or employee of Oritani Financial Corp. or Oritani Savings Bank during the fiscal year ended June 30, 2007, or is a former officer of Oritani Financial Corp. or Oritani Savings Bank.

During the fiscal year ended June 30, 2007, (i) no executive of Oritani Financial Corp. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation and Corporate Governance Committee of Oritani Financial Corp.; (ii) no executive officer of Oritani Financial Corp. served as a director of another entity, one of whose executive officers served on the Compensation and Corporate Governance Committee of Oritani Financial Corp.; and (iii) no executive officer of Oritani Financial Corp. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Oritani Financial Corp.

Compensation and Corporate Governance Committee Report

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation and Corporate Governance Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Oritani Financial Corp. specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation and Corporate Governance Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Corporate Governance Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation and Corporate Governance Committee

James J. Doyle (Chair)

Michael A. DeBernardi Nicholas Antonaccio

Robert S. Hekemian John J. Skelly, Jr.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The goal of the Executive Compensation Program is to enable the Company to attract, develop, and retain strong executive officers capable of maximizing the Company’s performance for the benefit of its stockholders. The Company’s compensation philosophy is to provide competitive compensation opportunities that are aligned with its financial performance and the generation of value for stockholders through stock-price appreciation. The Company’s focus is on retaining and motivating key executives, maintaining profitability, asset quality and loan growth, while aggressively controlling expenses.

The Company did not have stock issued to the public until its initial public offering, which took place on January 24, 2007. During the twelve-month period ended June 30, 2007 the Company experienced an adverse interest rate environment that negatively affected profitability. During this period, management addressed several issues in connection with the Company’s initial public stock offering, including the disposition of the Company’s former corporate headquarters.

The Compensation and Corporate Governance Committee assists the Board of Directors in discharging its responsibilities regarding the Company’s compensation and benefit plans and practices. Authority granted to the Compensation and Corporate Governance Committee is established in its charter, which is available on the Company’s website at www.oritani.com. The Compensation and Corporate Governance Committee meets as necessary. It considers the expectations of the named executive officers with respect to their compensation, their recommendations with respect to the compensation of our junior executive officers and their recommendations with respect to director compensation, as well as survey data and recommendations of advisors. Named executive officers compensation matters are also presented for discussion at meetings of the full Board of Directors.

Use of Outside Advisors and Survey Data

The Compensation and Corporate Governance Committee uses industry survey data from three independent sources and has recently engaged a consulting firm to assist it in performing its duties, including conducting a competitive review of executive officer compensation levels and practices. The Compensation and Corporate Governance Committee communicates directly with, and receives certain reports directly from its consultant, and relies on survey data as well as other data it receives directly from other sources to formulate an understanding of market practices and trends and recommended compensation strategies. The Committee compared base pay and incentive compensation pay level for each of the named executive officers with those of executives officers of banks and thrifts in peer groups of similar asset size and business mix. The Committee also considered the relative business models, loan growth, asset quality, and profitability of the banks and thrifts in the peer groups. The Committee also considers the performance of the Company as measured against its budget as well as the performance and individual contributions of each of the named executive officers and their relative contribution to the operating results of the Company.

Corporate Income Tax Considerations

Section 162(m) of the Internal Revenue Code imposes a $1,000,000 annual limit, per executive officer, on a company’s federal tax deduction for certain types of compensation paid to executive officers. It has been the Compensation and Corporate Governance Committee’s practice to structure the compensation and benefit programs offered to the named executive officers in order to maximize the tax deductibility of amounts paid. However, in structuring the compensation programs and in reaching compensation decisions, the Compensation and Corporate Governance Committee considers a variety of factors, including the Company’s tax position, the materiality of the payments and tax deductions involved, and the need for flexibility to address unforeseen circumstances. After considering these factors, the Compensation and Corporate Governance Committee may decide to authorize compensation payments, all or part of which would be nondeductible for federal tax purposes.

Sections 4999 of the Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.” Under Sections 280G of the Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change of control to a disqualified individual (which includes the named executive officers) exceed three times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed one time the individual’s base amount.

Severance payments to the named executive officers pursuant to the Employment Agreement are subject to reduction in order to avoid an excess parachute payment under Section 280G of the Code.

Accounting Considerations

The Compensation and Corporate Governance Committee is informed of the financial statement implications of the elements of the named executive officers’ compensation. However, the probable contribution of a compensation element to the objectives of the Company’s named executive officers compensation program and its projected economic cost, which may or may not be reflected on the Company’s financial statements, are the primary determining factors of the named executive officers’ compensation decisions.

Elements Of The Compensation Package

The Company’s 2007 compensation program for named executive officers consisted of two key elements: Base Salary and Annual Cash Incentives.

Base Salary. Executive base salary levels are generally reviewed on an annual basis and adjusted as appropriate. The Company desires to compensate executives fairly. During the year ended June 30, 2007 the Compensation and Corporate Governance Committee considered prevailing market conditions and determined with the input and support of the officers involved to make certain salary adjustments as indicated below. These decisions resulted from a competitive base salary review produced by the Compensation and Corporate Governance Committee, which included data from three independent surveys. The Committee viewed this information as a broad database of the Company’s peers with detailed information on Base Salary and Incentive Compensation. The following table sets forth the base salary increases for the named executive officers approved by the Committee during fiscal year 2007.

Base Salary History at June 30, 2007

	Base Salary		Increase Date	Increase		% New Base Salary
Kevin Lynch	$ $	450,000 475,000	9/1/2006 11/1/2006	$ $	25,000 25,000	5.56% $475,000 5.26% $500,000
John Fields	$ $	169,000 180,000	9/1/2006 11/1/2006	$ $	11,000 9,000	6.5% $180,000 5.0% $189,000
Philip Wyks		$184,000	11/1/2006		$5,000	2.7% $189,000
Thomas Guinan		$152,500	9/1/2006 11/1/2006	$ $	7,500 8,000	4.92% $160,000 5.0% $168,000
Leonard Carlucci		$130,000	11/1/2006		$5,000	4.23% $135,000

Annual Cash Incentives.

Annual cash incentive opportunities are provided to the named executive officers as an incentive to achieve annual goals and objectives. The Compensation and Corporate Governance Committee determines each named executive officers’ bonus, if any, based on a retrospective review of a variety of corporate performance factors and each individual’s contribution to the Company, taking in to account the operating environment existing during the year. This review is in addition to the Company’s actual performance against its operating budget, which is adopted at the beginning of the year along with strategic objectives and projects to be accomplished during the year.

Additionally, the Company provides certain fringe benefits, including retirement plans, termination benefits, and perquisites.

The Compensation and Corporate Governance Committee approved awards totaling $397,350 to the Company’s named executive officers during the fiscal year ended June 30, 2007. Other than the employee stock ownership plan that was adopted in connection with the Company’s initial stock offering, the Company does not currently have any long-term incentive compensation programs. However, it is expected that the Company will adopt, subject to stockholder approval, a stock based incentive plan that would authorize shares of common stock and options for employees, officers and directors.

Executive Officer Compensation

Summary Compensation Table.

The following table sets forth for the fiscal year ended June 30, 2007 certain information as to the total remuneration paid to Mr. Lynch, who serves as Chief Executive Officer, Mr. Fields, who serves as Chief Financial Officer, and the three other most highly compensated executive officers of Oritani Financial Corp. or Oritani Savings Bank other than Messrs. Lynch and Fields, who received total salary and bonus in excess of $100,000. Each of the individuals listed in the table below is referred to as a “named executive officer.”

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Change in pension value and non- qualified deferred compensation earnings ($) (1)	All other compensation ($) (2)	Total ($)
Kevin J. Lynch President and Chief Executive Officer	2007	494,327	200,000	702,360	60,880	1,455,567

John M. Fields, Jr. Senior Vice President and Chief Financial Officer	2007	189,627	59,150	18,414	23,462	290,653

Philip M. Wyks Senior Vice President and Corporate Secretary	2007	187,270	46,000	64,599	17,977	315,846

Thomas Guinan Senior Vice President and Chief Commercial Loan Officer	2007	163,817	53,200	29,336	23,153	269,506

Leonard Carlucci Vice President-Commercial Lending	2007	133,596	39,000	19,000	3,861	195,457

(1)	The amounts in this column reflect the actuarial increase in the present value at June 30, 2007 compared to June 30, 2006, of the named executive officer’s benefits under the Defined Benefit Plan and Benefit Equalization Plan and, in the case of Mr. Lynch, an Executive Supplement Retirement Income Agreement and the Directors’ Retirement Plan maintained by Oritani Savings Bank, determined using interest rate and mortality rate assumptions consistent with those used in Oritani Financial Corp.’s financial statements and includes amounts for which the named executive officer may not currently be entitled to receive because such amounts are not vested. Includes $25,360, $2,414, $2,599 and $336 of preferential or above-market earnings on non tax-qualified deferred compensation for non-qualified defined contribution plans for Messrs. Lynch, Fields, Wyks and Guinan, respectively.
(2)	The amounts in this column represent the total of all perquisites (non-cash benefits and perquisites such as the use of employer-owned automobiles, membership dues and other personal benefits), employee benefits (employer cost of life insurance), and employer contributions to defined contribution plans (the 401(k) Plan and the Benefit Equalization Plan). Amounts are reported separately under the “All Other Compensation” table below.

ALL OTHER COMPENSATION

Name	Fiscal Year	Life Insurance ($)	Automobile Allowance ($)	401(k) Plan Match Contribution ($)	Benefit Equalization Plan Match Contribution ($)	Country Club Dues($)	Total ($)
Kevin J. Lynch	2007	9,029	24,376	3,462	17,368	6,645	60,880

John M. Fields, Jr.	2007	398	15,600	3,615	3,848	—	23,462

Philip M. Wyks	2007	847	10,131	6,998	—	—	17,977

Thomas Guinan	2007	311	9,716	6,511	—	6,615	23,153

Leonard Carlucci	2007	259	—	3,602	—	—	3,861

Pension Benefits.

The following table sets forth information with respect to pension benefits at and for the fiscal year ended June 30, 2007 for the named executive officers. See “Defined Benefit Plan,” “Directors’ Retirement Plan,” “Benefit Equalization Plan” and “Executive Supplemental Retirement Income Agreement” for a discussion of the plans referenced in this table.

Pension Benefits at and for the Fiscal Year

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Kevin J. Lynch	Defined Benefit Plan	14.00	$372,000	—
	Directors’ Retirement Plan	16.67	208,000	—
	Benefit Equalization Plan	14.00	809,000	—
	Executive Supplemental Income Agreement	2.50	760,000	—

John M. Fields, Jr.	Defined Benefit Plan	9.17	67,000	—
	Benefit Equalization Plan	9.17	6,000	—

Philip M. Wyks	Defined Benefit Plan	31.00	463,000	—
	Benefit Equalization Plan	31.00	72,000	—

Thomas Guinan	Defined Benefit Plan	19.67	156,000	—
	Benefit Equalization Plan	3.50	—	—

Leonard Carlucci	Defined Benefit Plan	17.00	81,000	—
	Benefit Equalization Plan	1.00	—	—

Nonqualified Deferred Compensation.

The following table sets forth information with respect to the deferred compensation portion of the Benefit Equalization Plan at and for the fiscal year ended June 30, 2007 for the named executive officers

Nonqualified Deferred Compensation at and for the Fiscal Year Ended June 30, 2007

Name	Executive contributions in last fiscal year	Registrant contributions in last fiscal year (1)	Aggregate earnings in last fiscal year (2)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($)
Kevin Lynch	88,649	17,368	67,542	—	832,295

John M. Fields, Jr.	20,817	3,848	6,841	—	90,811

Philip M. Wyks	5,770	—	7,420	—	88,428

Thomas Guinan	5,927	—	944	—	14,309

Leonard Carlucci	—	—	—	—	—

(1)	For Messrs. Lynch and Fields, the amounts reported in this column were also reported as compensation under “All Other Compensation” in the Summary Compensation Table.
(2)	For Messrs. Lynch, Fields, Wyks and Guinan, $25,360, $2,414, $2,599 and $336, respectively, were reported as compensation for each individual under “Change in pension value and non-qualified deferred compensation earnings” in the Summary Compensation Table.

Benefit Plans and Arrangements

Employment Agreements. Oritani Savings Bank entered into an employment agreement with Kevin J. Lynch effective as of January 1, 2003. The agreement had an initial term of three years. Unless notice of non-renewal is provided, the agreement renews annually. Under the agreement, the current base salary is $500,000. The base salary is reviewed at least annually and may be increased, but not decreased. In addition to base salary, the agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees, use of an automobile and reimbursement of expenses associated with the use of such automobile. The executive is also entitled to reimbursement of business expenses, including fees for membership in a country club, a health club, and such other clubs and organizations as appropriate for business purposes. Upon retirement at age 70 (or at an earlier age in accordance with any retirement arrangement established with the executive’s consent) the executive and his spouse would be entitled to continuing health care insurance coverage until the death of the executive and his spouse.

The executive is entitled to severance payments and benefits in the event of his termination of employment under specified circumstances. In the event the executive’s employment is terminated for reasons other than just cause, disability, death, retirement or a change in control, or in the event the executive resigns during the term of the agreement following (1) the failure to elect or reelect or to appoint or reappoint executive to his executive position, (2) a material change in the executive’s functions, duties, or responsibilities, which change would cause executive’s position to become one of lesser responsibility, importance or scope, (3) a relocation of the executive’s principal place of employment by more than 30 miles from its location at the effective date of the employment agreement or a material reduction in the benefits and perquisites from those being provided to the executive as of the effective date of the employment agreement, (4) the liquidation or dissolution of Oritani Savings Bank, or (5) a breach of the employment agreement by Oritani Savings Bank, the executive (or, in the event of the executive’s death, his beneficiary) would be entitled to a severance payment equal to three times the sum of the executive’s highest base salary and highest rate of bonus, and the executive would be entitled to the continuation of life, medical, and dental coverage for 36 months or as provided in the Oritani Savings Bank nonqualified senior officers medical benefit plan. In the event of a termination following a change in control of Oritani Financial Corp., the executive (or, in the event of the executive’s death, his beneficiary) would be entitled to a severance payment equal to three times the sum of the executive’s highest base salary and highest rate of bonus paid to him during the term of the employment agreement, plus continuation of insurance coverage for 36 months. In the event the severance payment provisions of the employment agreement are triggered, the executive would be entitled to a cash severance benefit in the amount of approximately $2.2 million, which amount is subject to reduction in order to avoid an excess parachute payment under Section 280G of the Internal Revenue Code.

Upon termination of the executive’s employment other than in connection with a change in control, the executive agrees not to compete with Oritani Savings Bank for one year following termination of employment in any city, town or county in which Oritani Savings Bank has an office or has filed an application for regulatory approval to establish an office. Should the executive become disabled, Oritani Savings Bank would continue to pay the executive his base salary, bonuses and other cash compensation for the longer of the remaining term of the employment agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation he would receive. In the event the executive dies while employed by Oritani Savings Bank, the executive’s beneficiary or estate will be paid the executive’s base salary for the remaining term of the employment agreement and the executive’s family will be entitled to continuation of medical and dental benefits.

Oritani Savings Bank has entered into employment agreements with Messrs. Wyks, Fields and Guinan that are substantially similar to the employment agreement of Mr. Lynch, except that each of these agreements has a term of two years entitles the executive to a severance payment equal to two times the sum of the executive’s highest base salary and highest rate of bonus and to the continuation of life, medical, and dental coverage for 24 months or as provided in the Oritani Savings Bank nonqualified senior officers medical benefit plan. In the event of a termination following a change in control of Oritani Financial Corp., the executive (or, in the event of the executive’s death, his beneficiary) would be entitled to a severance payment equal to two times the sum of the executive’s highest base salary and highest rate of bonus paid to him or her during the term of the employment agreement, plus continuation of insurance coverage for 24 months.

Benefit Equalization Plan. Oritani Savings Bank has adopted the 2005 Benefit Equalization Plan to provide certain executives with benefits to which they would otherwise be entitled under Oritani Savings Bank’s Defined Benefit Pension Plan, 401(k) Plan and Employee Stock Ownership Plan, but for the limitations imposed by the Internal Revenue Code. The 2005 Benefit Equalization Plan was adopted to incorporate the required provisions of Section 409A. Oritani Savings Bank’s prior Benefit Equalization Plan was frozen effective as of December 31, 2004. The 2005 Benefit Equalization Plan is materially similar to the frozen Benefit Equalization Plan, except that a participant’s elections regarding distributions under the tax-qualified 401(k) Plan and Defined Benefit Pension Plan control the form and timing of distributions of a participant’s account in the frozen Benefit Equalization Plan. This provision is no longer permitted with respect to deferrals or accruals subject to Section 409A of the Internal Revenue Code and is not included in the 2005 Benefit Equalization Plan. Employees who are president, senior vice presidents and vice presidents of Oritani Savings Bank are eligible to participate in the plan. During fiscal 2007, 6 current employees and 1 retired employee participated in the 2005 Benefit Equalization Plan. A committee appointed by the Oritani Savings Bank Board of Directors administers the plan.

Under the 401(k) portion of the 2005 Benefit Equalization Plan, participants may make annual deferrals of compensation in an amount up to the difference between the maximum amount the participant would be permitted to contribute to Oritani Savings Bank’s 401(k) plan for the given year but for the limitations of the Internal Revenue Code and the deferrals actually made to the 401(k) plan by the participant for the plan year. Oritani Savings Bank will establish a supplemental 401(k) plan account for each participant and credit the account with such contributions. In addition, the participant’s account will be credited monthly with earnings at a rate equivalent to the greater of (i) the Citibank Prime Rate, or (ii) nine percent (9%), plus matching contributions. For fiscal 2007, a total of $84,063 in interest was credited to the accounts of current employees under this plan. Upon termination of service due to any reason other than death, the supplemental 401(k) plan benefit will be payable either in a lump sum or in up to 5 annual installments, as elected by the participant pursuant to his initial deferral election. Upon termination of service due to death, the supplemental 401(k) plan benefit under the 2005 Benefit Equalization Plan will be payable to the participant’s beneficiary either in a lump sum or in annual installments, pursuant to the participant’s initial deferral election. A participant’s supplemental 401(k) plan benefit payable under the 2005 Benefit Equalization Plan will be reduced and offset by the corresponding supplemental 401(k) plan benefit payable to the participant under the frozen Benefit Equalization Plan.

Upon termination of service due to any reason other than death, a participant will also be entitled to a benefit equal to the difference between the actuarial present value of the participant’s normal retirement benefit under Oritani Savings Bank’s defined benefit plan and the actuarial present value of his normal retirement benefit calculated pursuant to the terms of the defined benefit plan, without the application of the limitations imposed by the Internal Revenue Code, which amount will be reduced and offset by the corresponding benefit amount payable to the participant under the frozen Benefit Equalization Plan. The supplemental defined benefit plan benefit under the 2005 Benefit Equalization Plan will be payable to the participant in monthly installments for the longer of 120 months or the remainder of the participant’s life. In the event of the participant’s death before 120 installments have been paid, the participant’s beneficiary will receive the present value of the remaining monthly installments in a lump sum. Alternatively, the participant may also make, prior to commencement of the supplemental defined benefit plan benefit, a one-time irrevocable election to receive his benefit under the plan in the form of a 100% joint and survivor annuity or a 50% joint and survivor annuity. Upon termination of service due to death, the supplemental defined benefit plan benefit under the 2005 Benefit Equalization Plan will be payable to the participant’s beneficiary either in a lump sum or in annual installments, pursuant to the participant’s initial deferral election.

The supplemental employee stock ownership plan benefit under the 2005 Benefit Equalization Plan is denominated in shares of phantom stock equal to the difference between the number of shares of Oritani Financial Corp. common stock that would have been allocated to the participant under the Oritani Savings Bank Employee Stock Ownership Plan, but for the limitations imposed by the Internal Revenue Code, and the actual number of shares of Oritani Financial Corp. common stock allocated to the participant under the Oritani Savings Bank Employee Stock Ownership Plan for the relevant plan year, plus earnings on the phantom shares deemed allocated to the participant’s supplemental employee stock ownership plan account, based on the fair market value of Oritani Financial Corp. stock on such date. Upon termination of service due to any reason other than death, the supplemental employee stock ownership plan benefit will be payable either in a lump sum or in up to five annual installments, as elected by the participant pursuant to his initial deferral election. Upon termination of service due to death, the supplemental employee stock ownership plan benefit under the 2005 Benefit Equalization Plan will be payable to the participant’s beneficiary either in a lump sum or in annual installments, pursuant to the participant’s initial deferral election.

In the event of a change in control of Oritani Savings Bank or Oritani Financial Corp., the participant’s supplemental 401(k) plan benefit, supplemental employee stock ownership plan benefit, and supplemental defined benefit plan will be paid to the participants in a lump sum at the time of the change in control, unless a participant has selected an alternative form of distribution upon a change in control. Such an election, if made, must be made by a participant not later than December 31, 2007, or if later, the last day of the transition period under Code section 409A, or with respect to new plan participants within thirty days after the participant first becomes eligible to participate in the 2005 Benefit Equalization Plan.

Executive Supplemental Retirement Income Agreement. Oritani Savings Bank entered into an Executive Supplemental Retirement Income Agreement (the “Agreement”) for Kevin J. Lynch (the “Executive”) effective as of January 1, 2005. The Agreement provides for the payment of a supplemental retirement income benefit equal to 70% of the Executive’s highest average annual base salary and bonus (over a 36-consecutive month period within the last 120 consecutive months of employment), reduced by the sum of the Executive’s annuitized value of the benefits payable from Oritani Savings Bank’s Defined Benefit Pension Plan, the annuitized value of the benefits payable under the defined benefit portion of Oritani Savings Bank’s frozen Benefit Equalization Plan and 2005 Benefit Equalization Plan and the annuitized value of one-half of the Executive’s Social Security benefits attributable to Social Security taxes paid by Oritani Savings Bank on behalf of the Executive, reduced by the Social Security offset under the Oritani Savings Bank’s Defined Benefit Pension Plan. In the event the Executive dies prior to termination of employment or after termination of employment but prior to the payment of any portion of the supplemental retirement income benefit, the Executive’s beneficiary will be entitled to a survivor’s benefit, payable in 240 monthly installments, and equal to the greater of the annual amount of $327,446 reduced by the annuitized value of the benefit payable under the Benefit Equalization Plan, or the supplemental retirement income benefit determined as if the Executive retired on the day before his death and commenced receiving benefits at such time. In the event the Executive dies while receiving benefits under the Agreement, the unpaid balance of benefits will be paid to the Executive’s beneficiary for the remainder of the 240 installments. Upon the Executive’s retirement, the Executive will be entitled to a supplemental retirement income benefit payable in monthly installments over the longer of 240 months or the Executive’s lifetime. In the event the Executive is a “specified employee,” payments will commence the first day of the 7th month following the Executive’s retirement. Upon attainment of age 60, the Executive may elect to retire and receive an early retirement benefit equal to the supplemental retirement income benefit reduced by 5% per year for each year prior to the Executive’s 65th birthday, payable monthly for the longer of 240 months or the Executive’s lifetime. In the event the Executive becomes disabled, he will be entitled to a supplemental disability benefit equal to the supplemental retirement income benefit calculated as if the Executive retired on the date of his termination of employment due to disability, reduced by 5% per year for each year that such disability occurs prior to the Executive’s 65th birthday. In the event of the Executive’s termination of employment within 3 years following a change in control, other than due to termination for cause, the Executive will be entitled to a full supplemental retirement income benefit calculated as if the Executive had retired following his normal retirement date. Payments to the Executive in the event of a change in control generally will be made in 240 monthly installments. The Board of Directors of Oritani Savings Bank has approved an amendment to the Agreement, subject to any regulatory approvals as may be necessary, to permit the Executive to elect a lump sum distribution on a change in control, provided that such election is made prior to December 31, 2007, or if later, by the last day of the transition period under Code section 409A. Oritani Savings Bank may establish a rabbi trust to fund its obligations under the Agreement.

Senior Officers and Directors Post-Retirement Medical Coverage. Board members who qualify for benefits under the Directors’ Retirement Plan, and senior officers designated by the board of directors who have attained age 52 and have at least five years of service, are eligible to participate in the senior officers and directors post-retirement medical coverage program. If a participant dies after becoming eligible for coverage but prior to retirement, the individual will be deemed to have retired on the day before the individual died. Coverage will begin at the time of retirement and continue at the same level as before retirement. Retirees who are eligible for Medicare benefits will have benefits under the program coordinated with Medicare benefits. The spouse of a senior officer or director covered under the program will be entitled to medical coverage for life. Oritani Savings Bank’s contribution to the program will be limited to two times the medical insurance premium at the time of the individual’s retirement. During fiscal 2007, seven current employees were eligible for participation in the Senior Officers and Directors Post-Retirement Medical Coverage, and the total cost to Oritani Savings Bank during fiscal 2007 was $340,000.

Group Life Insurance Retirement Plan. In conjunction with its investment in Bank Owned Life Insurance, Oritani Savings Bank implemented this plan which provides selected employees and directors with post-retirement life insurance. Coverage under this plan is only applicable to selected employees and directors who retire from Oritani Savings Bank under this plan (unless their termination is due to disability or change in control). The post-retirement coverage provided under this plan is equal to: two times annual base salary for vice presidents and above; one time annual base salary for assistant vice presidents and below; and $50,000 for directors. This coverage was obtained in conjunction with Oritani Financial Corp.’s purchase of Bank Owned Life Insurance. Oritani Financial Corp. incurs no additional cost to provide the coverage.

401(k) Plan. Oritani Savings Bank participates in the Pentegra Defined Contribution Plan for Financial Institutions, a multiple-employer 401(k) plan, for the benefit of its employees. Employees who have completed 1,000 hours of service during a 12-consecutive-month period are eligible to participate in the plan. Participants may contribute up to 50% of their plan salary to the plan. Oritani Savings Bank will provide matching contributions at the rate of 50% of the participant’s contributions, up to 6% of each participant’s monthly plan salary. Employee and employer contributions are 100% vested at all times. In general, under federal tax law limits, the annual contributions made to the plan may not exceed the lesser of 100% of the participant’s total compensation or $45,000 for 2007. For this purpose, contributions include employer contributions, participant 401(k) contributions and participant after-tax contributions. Participants who have attained age 50 before the end of a calendar year will be eligible to make catch-up contributions in accordance with Section 414(v) of the Internal Revenue Code. The maximum catch-up contribution level for 2007 is $5,000. This amount is periodically adjusted for inflation. Contributions are invested at the participant’s direction in one or more of the investment funds provided under the plan. A loan program is available to plan participants. In general, participants may make only one withdrawal from their accounts per calendar year while they are employed, subject to certain limitations; upon termination of employment, they may make withdrawals from their accounts at any time. Participants who become disabled may withdraw from their vested account balance as if they had terminated employment. In the event of a participant’s death, the participant’s beneficiary will be entitled to the value of the participant’s account. In connection with the minority stock offering, Oritani Savings Bank will withdraw from the Pentegra plan and will establish an individually designed 401(k) plan with terms substantially similar to the Pentegra plan. In addition, an employer stock fund will be created within the 401(k) plan in order to permit participants in the 401(k) plan to purchase shares of employer stock for their accounts.

Defined Benefit Plan. Oritani Savings Bank participates in the Financial Institutions Retirement Fund, a multiple-employer defined benefit plan, for the benefit of its employees. Employees of Oritani Savings Bank who are age 21 or older and who have completed 12 months of employment are eligible to participate in the plan. Participants become vested in their retirement benefit upon completion of 5 years of employment, provided that participants who have reached age 65 automatically become 100% vested, regardless of the number of completed years of employment. Payments of benefits under the plan are made in the form of a life annuity with 120 payments guaranteed unless one of the optional forms of distribution has been selected. Upon termination of employment at or after age 65, a participant will be entitled to an annual normal retirement benefit equal to 1.25% multiplied by the number of years of benefit service, multiplied by the participant’s average annual salary, up to the covered compensation limits, for the 5 highest paid consecutive years of benefit service. In addition, the participant will be entitled to an annual retirement benefit equal to 1.75% multiplied by the number of years of benefit service, multiplied by the participant’s average annual salary in excess of the covered compensation limits, for the 5 highest paid consecutive years. The covered compensation limit is the average of the maximum wage subject to FICA taxes (i.e., the social security wage base) for the 35-year period preceding social security retirement age. In the event a participant has more than 35 years of service, the benefit attributable to benefit service completed in excess of 35 years will be calculated by using a 1.75% accrual rate for the portion of a participant’s high-5 year average salary below the covered compensation limit. Participants who terminate employment prior to age 65 will be entitled to a reduced retirement benefit calculated by applying an early retirement factor based on the participant’s age when payments begin. The earliest age at which a participant may receive retirement benefits is age 55. Normal and early retirement benefits are payable over the longer of the lifetime of the retiree or 120 monthly installments. In the event a retiree dies before 120 monthly installments have been paid, the retiree’s beneficiary will be entitled to the value of such unpaid installments paid in a lump sum. The participant or beneficiary may elect to have benefits paid in the form of installments. In the event a participant dies while in active service, his beneficiary will be entitled to a lump sum death benefit equal to 100% of the participant’s last 12 months’ salary, plus an additional 10% of such salary for each year of benefit service until a maximum of 300% of such salary is reached for 20 or more years, plus refund of the participant’s contributions, if any, with interest.

The following table indicates the annual retirement benefit that would be payable under the plan upon normal retirement at age 65 in calendar year 2007, expressed in the form of a single life annuity for the final average salary and benefit service classification specified below. At June 30, 2007, Messrs. Lynch, Fields, Wyks, Guinan and Carlucci had 14, 9, 31, 20 and 17 years of credited service, respectively, under the plan.

Final Average Annual Compensation	Years of Benefit Service and Benefit Payable at Retirement
	5	10	20	30	40
$ 10,000	$700	$1,300	$2,600	$3,900	$5,500
$ 30,000	$2,000	$3,900	$7,900	$11,800	$16,600
$ 60,000	$4,200	$8,400	$16,700	$25,100	$34,700
$ 90,000	$6,900	$13,900	$27,700	$41,600	$56,800
$ 120,000	$9,700	$19,400	$38,800	$58,200	$78,900
$ 150,000	$12,500	$24,900	$49,800	$74,800	$101,000
$ 160,000	$13,400	$26,800	$53,500	$80,300	$108,400
$ 170,000	$14,300	$28,600	$57,200	$85,800	$115,800
$ 200,000	$16,800	$33,600	$67,100	$100,700	$135,600
$ 220,000 and above (1)	$16,800	$33,600	$67,100	$100,700	$135,600

(1)	Reflects the maximum benefit payable under the Defined Benefit Pension Plan due to tax law limitations.

Employee Stock Ownership Plan and Trust. In connection with the Company’s initial stock offering, the Board of Directors of Oritani Savings Bank adopted the employee stock ownership plan, and the Board of Directors of Oritani Financial Corp. ratified the loan to the employee stock ownership plan. Employees who are at least 21 years old with at least one year of employment with Oritani Savings Bank are eligible to participate. The employee stock ownership plan trust borrowed funds from Oritani Financial Corp. and used those funds to purchase a number of shares equal to 3.92% of the outstanding shares of common stock, including shares of common stock issued to Oritani Financial Corp., MHC and to the OritaniSavingsBank Charitable Foundation. Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Oritani Savings Bank discretionary contributions to the employee stock ownership plan over a period of not more than 20 years. The loan documents will provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan will be a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan become vested at the rate of 20% per year, starting upon completion of two years of credited service, and are fully vested upon completion of six years of credited service, with credit given to participants for up to three years of credited service with Oritani Savings Bank mutual predecessor prior to the adoption of the plan. A participant’s interest in his account under the plan will also fully vest in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash. Oritani Savings Bank’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, we will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

Potential Payments Under Termination or Change in Control Agreements.

Oritani Savings Bank has entered into employment agreements with Messrs. Lynch, Fields, Wyks and Guinan. See “—Employment Agreements.”

The tables below reflect the amount of compensation to each of the named executive officers pursuant to such individual’s employment agreement in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreements (prior to a change in control). The amount of compensation payable to each Named Executive Officer upon involuntary not-for-cause termination, termination following a change of control and in the event of disability or death is shown below. The amounts shown assume that such termination was effective as of June 30, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Oritani Financial Corp.

Termination Payments

	Involuntary Termination		Involuntary Termination after Change in Control		Disability		Death
Kevin J. Lynch
Employment Agreement	$2,154,584	(1)	$1,579,119	(2)	$1,295,487	(3)	$1,295,487	(4)
Executive Supplemental Retirement Income Agreement	—		—	(5)	—		—
John M. Fields, Jr. Employment Agreement	$512,006	(6)	$512,006	(7)	$196,853	(8)	$196,853	(9)
Philip M. Wyks Employment Agreement	$504,345	(10)	$504,345	(11)	$206,173	(12)	$206,173	(13)
Thomas G. Guinan Employment Agreement	$467,198	(14)	$467,198	(15)	$210,465	(16)	$210,465	(17)

(1)	This amount represents 3 times the sum of (i) Mr. Lynch’s highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 36 months following termination of employment.
(2)	This amount represents the maximum severance payments and other benefits to Mr. Lynch under his employment agreement and the Executive Supplemental Retirement Income Agreement on a change in control of the bank without incurring an “excess parachute payment” under Code Section 280G. Severance payments and other benefits to Mr. Lynch on a change in control are reduced in order to avoid an “excess parachute payment.”
(3)	In the event of his disability, Mr. Lynch would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement (e.g., 30 months), or one year, less amounts payable under any disability programs. This amount represents Mr. Lynch’s base salary and continued life, medical, dental and disability insurance for a period of 30 months, without any reduction for payments under bank sponsored disability programs.
(4)	In the event of his death, Mr. Lynch’s beneficiary would be entitled to receive Mr. Lynch’s base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.
(5)	Under his Executive Supplemental Retirement Income Agreement, Mr. Lynch is entitled to receive an annual supplemental retirement benefit commencing at age 65 equal to 70% of his highest annual base salary and bonus over the consecutive 36 month period within the last 120 consecutive calendar months of employment, reduced by the sum of (i) the annuitized value of his benefits under the bank’s pension plan, (ii) the annuitized value of his benefits under the “defined benefit” portion of the bank’s benefit equalization plan, and (iii) the annuitized value of one-half of his Social Security benefits attributable to taxes paid by the bank on his behalf. In the event of his retirement before age 65, supplemental retirement benefits are reduced. Upon a change in control of the bank, Mr. Lynch is entitled to the full supplemental retirement income benefit as if he worked through age 65. Given the required cutback for purposes of avoiding an “excess parachute payment” under Code Section 280G, no further benefit is illustrated in this table for a change in control.
(6)	This amount represents 2 times the sum of (i) Mr. Fields’ highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 24 months following termination of employment.
(7)	This amount represents the estimated severance payments and benefits to Mr. Fields on a change in control of the bank. Severance payments and benefits to Mr. Fields on a change in control would not trigger an “excess parachute payment” under Code Section 280G.
(8)	In the event of his disability, Mr. Fields would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement (e.g., 12 months), or one year, less amounts payable under any disability programs. This amount represents Mr. Fields’ base salary and continued life, medical, dental and disability insurance for a period of 12 months without any reduction for payments under bank sponsored disability programs.
(9)	In the event of his death, Mr. Fields’ beneficiary would be entitled to receive Mr. Fields’ base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.
(10)	This amount represents 2 times the sum of (i) Mr. Wyks’ highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 24 months following termination of employment.
(11)	This amount represents the estimated severance payments and benefits to Mr. Wyks on a change in control of the bank. Severance payments and benefits to Mr. Wyks on a change in control would not trigger an “excess parachute payment” under Code Section 280G.
(12)	In the event of his disability, Mr. Wyks would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement (e.g., 12 months), or one year, less amounts payable under any disability programs. This amount represents Mr. Wyks’ base salary and continued life, medical, dental and disability insurance for a period of 12 months without any reduction for payments under bank sponsored disability programs.

(13)	In the event of his death, Mr. Wyks’ beneficiary would be entitled to receive Mr. Wyks’ base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.
(14)	This amount represents 2 times the sum of (i) Mr. Guinan’s highest base salary plus (ii) highest bonus, and (iii) bank contributions to continued life, medical, dental and disability insurance for 24 months following termination of employment.
(15)	This amount represents the estimated severance payments and benefits to Mr. Guinan on a change in control of the bank. Severance payments and benefits to Mr. Guinan on a change in control would not trigger an “excess parachute payment” under Code Section 280G.
(16)	In the event of his disability, Mr. Guinan would receive his base salary and continued health care coverage for the longer of the remaining term of his employment agreement (e.g., 14 months), or one year, less amounts payable under any disability programs. This amount represents Mr. Guinan’s base salary and continued life, medical, dental and disability insurance for a period of 14 months without any reduction for payments under bank sponsored disability programs.
(17)	In the event of his death, Mr. Guinan’s beneficiary would be entitled to receive Mr. Guinan’s base salary and medical, dental, family and other benefits for the remaining term of the employment agreement.

Director Compensation

Each of the individuals who serves as a director of Oritani Financial Corp also serves as a director of Oritani Savings Bank and earns director fees in each capacity. Each non-employee director is paid a fee of $1,000 for each Oritani Financial Corp. meeting attended and a fee of $1,000 for each Oritani Savings Bank meeting attended. There are no separate fees paid for committee meetings attended. Additionally, each director receives a monthly retainer of $1,500 from each of Oritani Financial Corp. and Oritani Savings Bank. Additional annual retainers are paid to the Lead Director ($18,000), the Chairman of the Audit Committee ($13,000) and the Chairmen of the other Board committees ($8,000). The Lead Director is Director DeBernardi.

The following table sets forth the total fees received by the non-management directors during fiscal year 2007.

Names	Fees earned or paid in cash ($)	Change in pension value and non-qualified deferred compensation earnings ($) (1)	Total ($)
Nicholas Antonaccio	$70,833	$98,917	$169,750
Michael A. DeBernardi	75,000	55,948	130,948
James J. Doyle	66,667	65,847	132,514
Robert S. Hekemian	66,667	23,600	90,267
John J. Skelly, Jr.	66,667	102,921	169,588

(1)	The amounts in this column reflect the actuarial increase in the present value at June 30, 2007 compared to June 30, 2006, of the directors’ benefits under the Directors’ Retirement Plan maintained by Oritani Savings Bank, determined using interest rate and mortality rate assumptions consistent with those used in Oritani Financial Corp.’s financial statements and includes amounts for which the director may not currently be entitled to receive because such amounts are not vested. Also includes $10,917, $9,948, $10,847, $9,600 and $3,291 of preferential or above-market earnings on non tax-qualified deferred compensation for Directors Antonaccio, DeBernardi, Doyle, Hekemian and Skelly, respectively.

Directors Deferred Fee Plans. Oritani Savings Bank adopted the 2005 Directors Deferred Fee Plan, effective as of January 1, 2005, in order to include the provisions required by Section 409A of the Internal Revenue Code. Contributions to Oritani Savings Bank’s prior Directors Deferred Fee Plan were frozen, effective as of December 31, 2004. Each month, Oritani Savings Bank credits a director’s account under the 2005 Directors Deferred Fee Plan with the amount such director elects to defer. The director’s deferral election must generally be submitted to Oritani Savings Bank prior to January 1 of the plan year in which the fees to be deferred are otherwise payable to the director and is irrevocable with respect to the fees covered by such election. Each director’s account under the plans is credited every month with interest at a rate equal to the greater of the Citibank Prime Rate or 9%. A committee appointed by the Oritani Savings Bank board of directors administers the plan. The committee may in its discretion permit a director to request that his deferred fee account(s) be invested in an alternative investment such as equity securities, fixed income securities, money market accounts and cash. The account of a director who has selected an alternative investment is credited with earnings or losses based on the investment selected. A director is 100% vested at all times in his deferred fee account(s). Upon retirement, the director will receive the value of his benefit in a lump sum or in up to 10 annual installments, as elected by the director in his deferral election form. In the event the director becomes a “specified employee,” payments under the plan will commence no earlier than the first day of the 7th month following the director’s separation from service. Following a director’s cessation of service prior to retirement or death, Oritani Savings Bank will pay the director’s benefit in a lump sum or in up to 10 annual installments, as elected by the director in his deferral election form. A director may elect to receive an in-service distribution, provided that such distribution will be no earlier than the January 1st of the calendar year that is at least two years following the year for which the deferral election is made. Payment will be made in a lump sum or in up to 10 annual installments, as elected by the director at the time the election to defer was made. A director may elect to receive amounts in his deferred account(s) upon his disability or upon a change in control of Oritani Savings Bank either in the form of a lump sum or in annual installments over a period of up to 10 years. A director may elect to delay payment of his benefits or to change the form of payment from a lump sum to installments within the limits of Code Section 409A requirements and Treasury Regulations issued thereunder. In the event of a director’s death prior to commencement of benefit payments, payments will be made to the director’s beneficiary, as elected by the director in his deferral election form. In the event of a director’s death after commencement of benefit payments, the remaining balance of benefit payments will be paid to the director’s beneficiary in the manner and at the time elected by the director in his deferral election form. In the event a director incurs a financial hardship, the director may request a financial hardship benefit. If approved, the financial hardship payment will be made in a lump sum. During fiscal year 2007, Oritani Savings Bank credited $124,060 in interest to directors’ accounts under the Directors Deferred Fee Plans.

Director’s Retirement Plan. Oritani Savings Bank maintains the 2005 Director’s Retirement Plan that was adopted as a restatement of the Directors Retirement Plan and is intended to comply with section 409A of the Internal Revenue Code. Oritani Savings Bank’s prior Director’s Retirement Plan was frozen, effective as of December 31, 2004. Benefits payable under the 2005 Director’s Retirement Plan are reduced by the amount of the retirement benefits payable to the director under the frozen director retirement plan. The 2005 Director’s Retirement Plan provides retirement, medical and death benefits to directors, including directors who are also employees, who have at least five years of service and retire after attaining age 65, or who, after attaining age 60 retire, die or become disabled. Upon retirement on or after attaining age 65 with at least ten years of cumulative service, an eligible director’s annual retirement benefit is equal to 50% of the director’s aggregate annual compensation with respect to his final year of service, including fees paid to the director for attendance at regular monthly meetings and Special Meetings of Oritani Savings Bank and Oritani Financial Corp., monthly retainers, and any additional annual retainers paid to the director for service as a committee chair, lead director or otherwise. If, after attaining age 60, a director retires, dies or becomes disabled, and such director has more than five years of service the director or his beneficiary will be entitled to the following percentage of benefit: 50% if the director has 5 to 6 years of service, 60% if the director has 6 to 7 years of service, 70% if the director has 7 to 8 years of service, 80% if the director has 8 to 9 years of service, 90% if the director has 9 to 10 years of service and 100% if the director has more than 10 years of service. In the event of a change in control, each director will be deemed to have 10 years of service and attained age 65 for the purpose of calculating his benefit under the plan. A director who retires prior to age 60 for any reason shall receive no benefit under the plan. Each director was entitled to elect prior to December 31, 2006 to receive a lump sum payment upon a change in control in an amount equal to the present value of his plan benefits. Benefits under the plan are generally payable in monthly installments for the director’s lifetime or as a joint and survivor form of benefit depending on the director’s marital status at the time of the payment triggering event. Notwithstanding the foregoing, a director may elect prior to December 31, 2007, or if later, the last day of the transition period under Code section 409A, to receive his plan benefits in the form of a lump sum payment in the event of his disability prior to termination of service. In the event a director who has served on the board for at least five years dies while in service, the director’s spouse will be entitled to a benefit calculated as if the director had continued service until age 65. The amount of the survivor’s benefit will be based on the number of years the director would have served on the board assuming the director served on the board until age 65. The benefit will be payable to the director’s spouse for the remainder of the spouse’s life, along with medical benefits. Medical benefits provided to directors and their spouses prior to the date of their retirement will continue to be provided to retired directors and their spouses, as long as the director lives, or, in the event the director dies while in office, the medical benefits will continue to be provided to the director’s spouse for his or her lifetime. In the event the cost of medical benefits provided under the plan exceeds 200% of the cost of such benefits to Oritani Savings Bank immediately prior to the director’s retirement, the cost in excess of 200% will be paid by the retired director or his or her spouse.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

In order to be eligible for inclusion in the proxy materials for the 2008 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s Executive Office, 370 Pascack Road, Township of Washington, New Jersey 07676, no later than June 13, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

Advance Notice of Business to be Conducted at an Special Meeting

Under our Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than five (5) days in advance of such meeting, subject to certain exceptions) by the Secretary of Oritani Financial Corp.

Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an Special Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board is not aware of any business to come before the Special Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Special Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

The Report of the Compensation and Corporate Governance Committee included in this proxy statement shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference.

/s/ Philip M. Wyks

Philip M. Wyks

Corporate Secretary

Township of Washington, New Jersey

March 20, 2008

APPENDIX A

ORITANI FINANCIAL CORP.

2007 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1 Purpose, Effective Date and Term. The purpose of this Oritani Financial Corp. 2007 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Oritani Financial Corp., a Federal corporation (the “Company”), and its Subsidiaries, including Oritani Savings Bank (the “Bank”), by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders. The “Effective Date” of the Plan is April 22, 2008, the expected date of the approval of the Plan by the Company’s stockholders. The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2 Administration. The Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3 Participation. Each Employee or Director of the Company or any Subsidiary of the Company who is granted an award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards under the Plan shall be limited to Employees and Directors of the Company or any Subsidiary; provided, however, that an award (other than an award of an incentive stock option) may be granted to an individual prior to the date on which he or she first performs services as an Employee or a Director, provided that such award does not become vested prior to the date such individual commences such services.

Section 1.4 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

ARTICLE 2 - AWARDS

Section 2.1 General. Any award under the Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant. Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.7, an award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of awards that may be granted under the Plan include:

(a) Stock Options. A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any stock option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a non-qualified option that is not intended to be an ISO, provided, however, that no ISOs may be: (i) granted after the ten-year anniversary of the Effective Date; or (ii) granted to a non-Employee. Unless otherwise specifically provided by its terms, any stock option granted under the Plan shall be a non-qualified option. Any ISO granted under this Plan that does not qualify as an ISO for any reason shall be deemed to be a non-qualified option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such option from ISO treatment such that it shall become a non-qualified option.

(b) Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, shares of Stock or a combination of both (as shall be reflected in the Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

(c) Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Stock, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

Section 2.2 Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a stock option or SAR expire later than ten (10) years after the date of its grant. The “Exercise Price” of each stock option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of options or SARs granted in replacement of existing awards held by an Employee or Director of an acquired entity. The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by personal, certified or cashiers’ check; (d) by other property deemed acceptable by the Committee; or (e) by any combination thereof.

Section 2.3. Restricted Stock Awards.

(a) General. Each Restricted Stock Award shall be evidenced by an Award Agreement, which shall: (a) specify the number of shares of Stock covered by the Restricted Stock Award; (b) specify the date of grant of the Restricted Stock Award; (c) specify the vesting period, and (d) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Committee, together with a stock power executed by the Participant in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of an Award Agreement between Oritani Financial Corp. and [Name of Participant] dated [Date], made pursuant to the terms of the Oritani Financial Corp. 2007 Equity Incentive Plan, copies of which are on file at the executive offices of Oritani Financial Corp., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock Awards in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of this Plan as certificated shares, including the restrictions on transferability, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b) Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, but otherwise whether or not in cash, shall be immediately distributed to the Participant.

(c) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Stock subject to the Restricted Stock Award shall be exercised by the Participant in his or her discretion.

(d) Tender Offers. Each Participant to whom a Restricted Stock Award is outstanding shall have the right to respond, or to direct the response, with respect to the related shares of Stock, to any tender offer, exchange offer or other offer made to the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Stock shall not be tendered.

Section 2.4 Performance-Based Compensation. Any award under the Plan which is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m).

(a) Performance Measures. Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); capital; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets; liquidity; interest sensitivity gap levels; regulatory compliance or safety and soundness; improvement of financial rating; achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives, such as meeting specific cost, revenue or other targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b) Partial Achievement. The terms of any award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.

(c) Adjustments. Pursuant to this Section 2.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.5 Vesting of Awards. If the right to become vested in an award under the Plan (including the right to exercise an option) is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then, unless otherwise determined by the Committee and evidenced in the Award Agreement, the required period of service for full vesting shall not be less than three (3) years (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, Retirement, or Involuntary Termination of Employment following a Change in Control); provided, however, that unless otherwise determined by the Committee and evidenced in the Award Agreement, the required period of service for full vesting with respect to an award granted to Directors shall not be less than one (1) year (subject to acceleration in such similar events as applied to Employee Participants, and providing that service as a Director Emeritus shall constitute service for purposes of vesting).

Section 2.6 Deferred Compensation. If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.7 Prohibition Against Option Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a stock option or SAR previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the option’s in-the-money value) or replacement grants, or other means.

Section 2.8. Effect of termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or this Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless the Committee shall specifically state otherwise at the time an Award is granted, all Awards to an Employee or Director shall vest immediately upon such individual’s death, Disability or Retirement. Unless otherwise provided in an Award Agreement, the following provisions shall apply to each award granted under this Plan:

(a) Upon the Termination of Service for any reason other than Disability, Retirement, death or Termination for Cause, options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and options and SARs may be exercised only for a period of three months following termination, and any shares of Restricted Stock that have not vested as of the date of termination shall expire and be forfeited.

(b) In the event of a Termination of Service for Cause, all options, SARs and Restricted Stock Awards granted to a Participant under the Plan not exercised or vested shall expire and be forfeited.

(c) Upon the Termination of Service for reason of Disability, Retirement or death, all options and SARs shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and all Restricted Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested, at the date of Termination of Service, and options and SARs may be exercised for a period of one year following Termination of Service. Provided, however, that no option shall be eligible for treatment as an incentive option in the event such option is exercised more than one year following termination of employment due to death or Disability and provided further, in order to obtain Incentive option treatment for options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of employment.

(d) The effect of a Change in Control on the vesting/exercisability of options, SARs and Restricted Stock Awards is as set forth in Article 4 hereof.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1 Available Shares. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to two million seven hundred eighty one thousand eight hundred seventy eight (2,781,878) shares of Stock. The maximum number of shares of Stock that may be delivered pursuant to options and SARs (all of which may be granted as ISOs) is one million nine hundred eighty seven thousand and fifty five (1,987,055) shares of Stock. The maximum number of shares of Stock that may be issued in conjunction with Restricted Stock Awards shall be seven hundred ninety four thousand eight hundred and twenty three (794,823) shares of Stock. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b) Computation of Shares Available. For purposes of this Section 3.2 and in connection with the granting of an option or SAR (other than a tandem SAR), a Restricted Stock Award, or other stock-based Award, the number of shares of Stock available for the granting of additional options, SARs and Restricted Stock Awards shall be reduced by the number of shares of Stock in respect of which the option, SAR or Restricted Stock Award is granted or denominated. To the extent any shares of Stock covered by an award (including stock awards) under the Plan are forfeited or are not delivered to a Participant or beneficiary for any reason, including because the award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent an option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, the number of shares of Stock available shall be reduced by the gross number of options exercised rather than by the net number of shares of Stock issued.

Section 3.3 Limitations on Grants to Individuals.

(a) Options and SARs. The maximum number of shares of Stock that may be subject to options or SARs granted to any one Participant during any calendar year and that are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be four hundred ninety six thousand seven hundred and sixty four (496,764). For purposes of this Section 3.3(a), if an option is in tandem with an SAR, such that the exercise of the option or SAR with respect to a share of Stock cancels the tandem SAR or option right, respectively, with respect to such share, the tandem option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this Section 3.3.

(b) Stock Awards. The maximum number of shares of Stock that may be subject to Restricted Stock Awards described under Section 2.1(c) which are granted to any one Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be one hundred ninety eight thousand seven hundred and six (198,706).

(c) SARs Settled in Cash. The maximum annual dollar amount that may be payable to a Participant pursuant to cash settled SAR described under Section 2.1(b) which are granted to any one Participant during any calendar year and are intended to be performance-based compensation (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be one million five hundred thousand dollars ($3,500,000).

(d) Director Awards. The maximum number of shares of stock that may be covered by awards granted to all non-Employee Directors, in aggregate, pursuant to Section 2.1(a) and Section 2.1(b) (relating to options and SARs) shall be thirty percent of all shares of Stock to be granted pursuant to Section 2.1(a) and Section 2.1(b) (relating to options and SARs) and the maximum number of shares of stock that may be covered by awards granted to all non-Employee Directors, in aggregate, under Section 2.1(c) (relating to Restricted Stock Awards) shall be thirty percent of all shares of Stock to be granted pursuant to Section 2.1(c) (relating to Restricted Stock Awards). The foregoing limitations shall not apply to cash-based Director fees that a non-Employee Director elects to receive in the form of shares of Stock or with respect to enticement awards made to new Directors.

(e) Partial Performance. Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant awards having an aggregate number of shares less than the maximum number of shares that could be awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum number of shares over the number of shares actually subject to awards granted to such Participant shall be carried forward and shall increase the number of shares that may be awarded to such Participant in respect of the next performance period in respect of which the Committee grants to such Participant an award intended to qualify as “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), subject to adjustment pursuant to Section 3.4 hereof.

Section 3.4 Corporate Transactions.

(a) General. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any award granted under the Plan, then the Committee shall, in such manner as it deems equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of options, SARs and Restricted Stock Awards in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding options, SARs and Restricted Stock Awards, and (iii) the Exercise Price of options and SARs. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, options, SARs or Restricted Stock Awards (including, without limitation, cancellation of options, SARs and Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of options, SARs or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent or Subsidiary or the financial statements of the Company or any Parent or Subsidiary, or in response to changes in applicable laws, regulations, or account principles. Unless otherwise determined by the Committee, any such adjustment to an option, SAR or Restricted Stock Award intended to qualify as “performance-based compensation” shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect.

(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any options or SARs granted under the Plan which remain outstanding shall be converted into options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization or stock appreciation rights having substantially the same terms and conditions as the outstanding options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger, provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding options and SARs be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the option or SAR being canceled.

Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the in terms of any Award Agreement:

(a) At the time of an Involuntary Termination of Employment (as defined in Section 8.1 hereof) (or as to a Director, Termination of Service as a Director) following a Change in Control, all options and SARs then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the option or SAR).

(b) At the time of an Involuntary Termination of Employment (as defined in Section 8.1 hereof) (or as to a Director, Termination of Service as a Director) following a Change in Control, all Restricted Stock Awards described in Section 2.1(c) shall be fully earned and vested immediately.

(c) In the event of a Change in Control, any performance measure attached to an award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 4.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (a) the term “Person” shall not include (1) the MHC, the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan, or (3) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (b) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (c) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or

(b) the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or

(c) a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or

(d) a tender offer is made for 25% or more of the outstanding Voting Securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or

(e) a Potential Change in Control occurs, and the Board determines, pursuant to the vote of at majority of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a Change in Control for the purposes of this Plan.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Stock or Voting Securities by the Company, which by reducing the number of shares of Stock or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur. In addition, and notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of or in connection with a second step conversion of the MHC, unless otherwise provided in the Award Agreement. In the event that an award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such award is to be triggered solely by a Change in Control, then with respect to such award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of Oritani Financial Corp. who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such awards (subject to the restrictions imposed by Article 6) to cancel or suspend awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Committee will have the authority to define terms not otherwise defined herein.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant awards under the Plan to eligible persons who are either: (i) not then “covered employees,” within the meaning of Code Section 162(m) and are not expected to be “covered employees” at the time of recognition of income resulting from such award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in

Section 2.6, Section 3.4 and Section 6.2) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any award granted which was granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2 Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take affect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any award granted under this Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.

(c) No Rights as a Stockholder. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. Except as otherwise so provided by the Committee, awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The Committee shall have the discretion to permit the transfer of awards under the plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement. Each award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may but need not require that the Participant sign a copy of the Award Agreement.

Section 7.6 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding. Where a Participant is entitled to receive cash or shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax which the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by, (i) with respect to an option or SAR settled in stock, reducing the number of shares of Stock subject to the option or SAR (without issuance of such shares of Stock to the option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; (ii) with respect to Restricted Stock Award, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting; or (iii) with respect to an SAR settled in cash, withholding an amount of cash. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB 123(R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the award were subject to minimum tax withholding requirements.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification. To the fullest extent permitted by law and the Company’s certificate of incorporation, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13 Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Bergen County, New Jersey, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee, awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.

(c) “Board” means the Board of Directors of the Company.

(d) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

(e) “Change in Control” has the meaning ascribed to it in Section 4.2.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(g) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

(h) “Committee” means the Committee acting under Article 5.

(i) “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(j) “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(k) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” or “Disabled” means that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees.

(l) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n) “Excluded Transaction” means (I) a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction; and (II) a second step conversion of the MHC.

(o) “Exercise Price” means the price established with respect to an option or SAR pursuant to Section 2.2.

(p) “Fair Market Value” means, with respect to a share of Stock on a specified date:

(I) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(II) if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(III) if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422.

(q) A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to a Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control, (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen (15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

(r) “Incumbent Directors” means:

(I) the individuals who, on the date hereof, constitute the Board; and

(II) any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments

(s) “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(t) “ISO” has the meaning ascribed to it in Section 2.1(a).

(u) “MHC” means Oritani Financial Corp., MHC

(v) “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.

(w) “Potential Change in Control” means:

(I) the public announcement by any Person of an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(II) one or more transactions, events or occurrences that result in a change in control of the Company or any Subsidiary within the meaning of the Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or

(III) a proxy statement soliciting proxies from stockholders of the Company is filed or distributed, seeking stockholder approval of a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other entities, but only if such plan of reorganization, merger, consolidation or similar transaction has not been approved by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such plan of reorganization, merger, consolidation or similar transaction.

(x) “Retirement” means retirement from employment as an Employee or Service as a Director on or after the occurrence of any of the following:

(I) the attainment of age 75 by an Employee or Director;

(II) the attainment of age 62 by an Employee or Director and the completion of 15 years of continuous employment or Service as an Employee or Director; or

(III) the completion of 25 years of continuous employment or Service as an Employee and/or Director.

Years of employment as an Employee or Service as a Director shall be aggregated for the purposes of this definition for any years of employment as an Employee or Service as a Director that did not occur simultaneously.

(y) “SAR” has the meaning ascribed to it in Section 2.1(b).

(z) “SEC” means the Securities and Exchange Commission.

(aa) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(bb) “Service” means service as an Employee, consultant or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus.

(cc) “Stock” means the common stock of the Company, $0.01 par value per share.

(dd) “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(ee) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(III) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(IV) Notwithstanding the forgoing, in the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A.

(V) With respect to a Participant director, cessation as a director will not be deemed to have occurred if the Participant continues as a director emeritus.

(ff) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(gg) “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

(hh) “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) indications of time of day mean New Jersey time;

(f) “including” means “including, but not limited to”;

(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

REVOCABLE PROXY	REVOCABLE PROXY

Oritani Financial Corp.

SPECIAL MEETING OF STOCKHOLDERS

April 22, 2008

The undersigned stockholder of Oritani Financial Corp. (the “Company”), hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such shares as the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company (the “Meeting”) to be held at The Estate at Florentine Gardens, 97 Rivervale Road, River Vale, New Jersey 07675, on Tuesday, April 22, 2008 at 2:00 p.m. local time, and at any and all adjournments thereof, as follows:

1.	The approval of the Oritani Financial Corp. 2007 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	The transaction of such other business as may properly come before the Special Meeting, and any adjournments or postponement thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSALS.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(To be Signed on Reverse Side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of Oritani Financial Corp. at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of Oritani Financial Corp. at or before the Meeting; (iii) using the Internet or telephone voting options; or (iv) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of the Board of Directors to act as attorney and proxy for the undersigned shall be deemed terminated and of no further force and effect.

The above signed acknowledges receipt from Oritani Financial Corp., prior to the execution of this Proxy, of Notice of Special Meeting and a Proxy Statement dated March 20, 2008.

Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Dated: , 2008
Signature of Stockholder

Signature of Stockholder

Please sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE